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                                                                   Exhibit 10.60

                            INTERCREDITOR AGREEMENT
                          (NRE HOLDINGS SENIOR NOTES
                                 AND WARRANTS)

     INTERCREDITOR AGREEMENT (this "Intercreditor Agreement"), dated as of June 29, 2001 among Burger King Corporation ("BKC"), AmeriKing, Inc. (the "Company"), National Restaurant Enterprises Holdings, Inc. ("Holdings"), National Restaurant Enterprises, Inc., AmeriKing Colorado Corporation I, AmeriKing Indiana Holdings, Inc., AmeriKing Tennessee Corporation I and AmeriKing Indiana, L.P. (collectively the "Franchisees"), and Lawrence E. Jaro (the "Individual Owner") and State Street Bank and Trust Company, as successor trustee under the indenture referred to below (the "Trustee"). Holdings, the Company, the Franchisees and the Individual Owner are collectively the "BKC Obligors" and individually a "BKC Obligor."

                              W I T N E S S E T H

     WHEREAS, BKC has issued certain franchise agreements for Burger King restaurants (the "Franchise Agreements" and the "Restaurants," respectively) to certain Franchisees;

     WHEREAS, BKC has leased the premises on which certain of the Restaurants are located to certain Franchisees pursuant to several Lease/Sublease Agreements (the "Leases");

     WHEREAS, the Company and the Individual Owner have, pursuant to various guarantees and agreements (collectively, the "Guarantees"), guaranteed to BKC the payment and performance of all of the Franchisees' respective obligations to BKC under the Franchise Agreements, the Leases, and certain other agreements (collectively, the "BKC Agreements");

     WHEREAS, Holdings is a newly incorporated wholly owned subsidiary of the Company;

     WHEREAS, the Company and the Trustee have entered into an Indenture dated as of December 3, 1996 with respect to the Company's 10 3/4% Senior Notes due 2006 (the "Senior Notes");

     WHEREAS, Holdings is executing and delivering to the Trustee an Indenture, dated as of the date hereof (the "Holdings Indenture"), providing for the issuance of its 10 3/4% Senior Notes due 2007 ("Holdings' Senior Notes"), its 13% Senior PIK Notes due 2008 ("Holdings' Senior PIK Notes") (the Holdings' Senior Notes and Holdings' Senior PIK Notes are collectively referred herein to as the "Holdings' Senior Notes") and warrants ("Holdings' Warrants") to purchase an aggregate of 50,000 shares of its common stock, par value $.01 per share (the Holdings' Senior Notes, Holdings' Senior PIK Notes and Holdings' Warrants are collectively referred to herein as the "Securities"), in exchange for all of the outstanding Senior Notes (the "Exchange Offer");

     WHEREAS, in connection with certain approvals that the BKC Obligors are seeking from BKC, BKC has required the execution and delivery of this Intercreditor Agreement by the BKC Obligors and the Trustee; and

     WHEREAS, pursuant to Section 1.05 of the Holdings Indenture, the Trustee is authorized to execute and deliver this Intercreditor Agreement.


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     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the BKC Obligors, BKC and the Trustee mutually covenant and agree as follows:

     1.   Capitalized Terms.  Capitalized terms used herein without definition
          -----------------
shall have the meanings assigned to them in the Indenture.

     2.   No Recourse Against Franchisees or Others.  None of the Franchisees,
          -----------------------------------------
none of the Individual Owners, and no officer, employee, director or stockholder of Holdings or the Company shall have any liability for any obligations of Holdings or otherwise in favor of holders of any of the Securities (individually a "Holder" and collectively, the "Holders") or the Trustee created by or under any of the Securities or the Holdings Indenture (all such obligations are collectively referred to as the "Obligations"). Each Holder, by accepting a Holdings Senior Note or Holdings Warrant, as the case may be, waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of such Holdings' Senior Note or Holdings' Warrant.

     3.   BKC Senior Indebtedness.  The term "BKC Senior Indebtedness" shall
          -----------------------
mean all indebtedness, liabilities and other obligations of the BKC Obligors or any of them to BKC payable under the Guarantees or the BKC Agreements or otherwise and any other indebtedness of the BKC Obligors to BKC, whenever and however arising, whether primary or secondary, absolute or contingent, mature or unmatured, and including charges and costs of collection (including reasonable counsel fees); provided, in the case of indebtedness for Borrowed Money (as
               --------
defined below) that such indebtedness was permitted by the Holdings Indentures at the time of incurrence. "Borrowed Money" means funds advanced by BKC to a BKC Obligor for new value, including purchase money obligations incurred by a BKC Obligor, but expressly excluding any indebtedness to BKC now outstanding, any obligations accruing pursuant to Franchise Agreements or Leases (including accrued obligations that become evidenced by a promissory note or other instrument), and any other obligations accruing to BKC in the ordinary course of business.

     4.   Petition Date.  The term "Petition Date" shall mean the date on which
          -------------
any BKC Obligor files a case, or has a case filed against it, under the Bankruptcy Law. The term "Bankruptcy Law" shall mean the United States Bankruptcy Code, 11 U.S.C. (S)101 et seq. or any similar insolvency or
                                  -------
reorganization law affecting the rights of creditors generally.

     5.   Subordination.  Notwithstanding anything to the contrary contained in
          -------------
any of the Securities, the Holdings Indenture, or any other agreement between any BKC Obligor and the Holders or the Trustee to the contrary, payment of or on account of any obligation of the BKC Obligors with respect to the Securities shall, on the terms and conditions hereof, be subordinated and subject in the right of payment to the prior payment in full of BKC Senior Indebtedness, provided, however, that prior to any Petition Date, payments of interest and
--------  -------
principal in the ordinary course of business and voluntary prepayments of principal may be made on account of the Securities in accordance with the terms of the Holdings Indenture so long as no default shall have occurred and be continuing in the payment when due of any of the BKC Senior Indebtedness as to which the Trustee shall have received written notice from BKC, which notice shall be effective immediately upon receipt but shall expire and cease to be effective for purposes of this clause not later than 179 days thereafter. The Trustee will provide BKC notice of acceleration as a result of default in the Holdings' Senior Notes or the Holdings' Warrants.

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     6.   Payment Upon Default.  In the event (i) that any of the BKC Obligors
          --------------------
shall be in default in respect of payment of any BKC Senior Indebtedness, or
(ii) that any event shall have occurred and be subsisting or any condition shall exist which entitles, or which after notice or lapse of time or both would entitle any holder of any BKC Senior Indebtedness to declare the same to be due and payable prior to its express due date, subject to Section 5 hereof, then all BKC Senior Indebtedness shall first be paid in full before any payment is made on account of any obligation of any of the BKC Obligors to any of the Holders or to the Trustee.

     7.   Insolvency Proceedings.  In the event of any bankruptcy, insolvency,
          ----------------------
reorganization, receivership, assignment for benefit of creditors, or other similar proceeding initiated by or against any BKC Obligor or any dissolution or winding up or total or partial liquidation or reorganization of any BKC Obligor, whether voluntary or involuntary (any of the events just described in respect of the BKC Obligors being hereinafter referred to as a "Proceeding"), the Holders and the Trustee hereby agree to use their best efforts to diligently prosecute and collect their claims in such Proceeding, and shall be reimbursed by BKC for that part of the reasonable fees and expenses incurred by them in such prosecution and collection that is in proportion to BKC's distributed share of the total amount collected by them. Upon payment or distribution of any assets of any BKC Obligor in any Proceeding, all BKC Senior Indebtedness shall first be paid in full before the holders of the Securities shall receive or retain any assets so paid or distributed in respect of any obligation of any BKC Obligor with respect to the Securities; and, in connection with any such Proceeding, any payment or distribution of assets of any BKC Obligor to which the holders of the Securities would be entitled, except for the provisions hereof, shall be paid by the BKC Obligor or by any receiver, trustee, assignee for benefit of creditors, agent or other person making such payments or distribution, or by any of the Holders or the Trustee if received by them, to the then holder of BKC Senior Indebtedness to the extent necessary to pay all BKC Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to or for the account of the holders of BKC Senior Indebtedness or their representatives) before any payment or distribution is made on the Securities.

     8.    No Waiver.  No right of any present or future holder of, or trustee
           ---------
for, any BKC Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder, or by a noncompliance by a BKC Obligor with the terms, provisions and covenants hereof, regardless of any knowledge thereof any such holder may have or with which any such holder may otherwise be charged.

     9.    Continuing Offer. The provisions hereof shall constitute a continuing
           ----------------
offer to BKC and to all other persons who, in reliance upon such provisions, become holders of or continue to hold BKC Senior Indebtedness, and such provisions are made for the benefit of the holders of BKC Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

       10. Choice of Law; Jurisdiction and Venue.  This Intercreditor Agreement
           -------------------------------------
shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto acknowledge and agree that the United States District Court for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Court (or its successor) in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising, either directly or indirectly, under or in connection with this Agreement, the BKC Agreements, or related documentation and any other agreement between BKC and any party hereto, and the parties further agree that, in the event of litigation arising out of or in

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connection with this Intercreditor Agreement, the BKC Agreements, or related documentation or any other agreement between BKC and any party hereto in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

     11.  Counterparts.  The parties may sign any number of copies of this
          ------------
Intercreditor Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     12.  Effect of Heading.  The Section headings herein are for convenience
          -----------------
only and shall not affect the construction hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor
Agreement to be duly executed and attested, all as of the date first above written.

Dated:  June 29, 2001

                              BURGER KING CORPORATION

                              By:  /s/ Lisa Giles-Klein
                                  -----------------------------
                              Print Name:  Lisa Giles-Klein
                              Title:  Senior Attorney

                              AMERIKING, INC.

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              NATIONAL RESTAURANT
                              ENTERPRISES HOLDINGS, INC.

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              NATIONAL RESTAURANT
                              ENTERPRISES, INC.

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              AMERIKING COLORADO
                              CORPORATION I

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              AMERIKING INDIANA HOLDINGS,
                              INC.

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

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                              AMERIKING TENNESSEE
                              CORPORATION I

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              AMERIKING INDIANA, L.P.

                              By:  /s/ Lawrence E. Jaro
                                  -----------------------------
                              Print Name:  Lawrence E. Jaro
                              Title:   Chief Executive Officer

                              STATE STREET BANK AND TRUST
                              COMPANY, as Trustee

                              By:  /s/ Steven T. Quigley
                                  -----------------------------
                              Print Name:  Steven T. Quigley
                              Title:  Assistant Vice President

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